EXHIBIT 5


                                December 16, 1996

Cavalier Homes, Inc.
Highway 41 North and Cavalier Road
Addison, Alabama 35540

Gentlemen:

         We have acted as counsel to Cavalier Homes, Inc. (the "Corporation") in connection with the Registration Statement of the Corporation on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 200,000 Shares of Common Stock, $.10 par value, of the Corporation (the "Shares"). The Shares are to be issued under and pursuant to the provisions of the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Except as otherwise defined herein, capitalized terms used herein shall have the same meaning as defined in the Registration Statement.

         For purposes of our opinion, we have examined and relied upon:

         (a) A copy of the Certificate of Incorporation of the Corporation, as amended and restated to date (the "Certificate of Incorporation");

         (b)      A copy of the Bylaws of the Corporation, as amended to date;

         (c) A copy of the resolutions adopted by the Board of Directors of the Corporation at a meeting held on October 23, 1996, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters; and

         (d)      The Registration Statement, including the Plan.

         Based on the foregoing and subject to the qualifications herein stated, it is our opinion:

         (1) The Corporation has been duly organized and is existing under its Certificate of Incorporation as an incorporated Delaware corporation and has made all filings required to be made under Delaware law.

         (2) The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Corporation.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        LOOPER, REED, MARK & MCGRAW
                                               INCORPORATED


                                         By: /s/ Richard B. Goodner
                                            --------------------------
                                             Richard B. Goodner
RBG:mdp